Filed Pursuant to Rule 424(b)(3)

Registration No. 333-294438

PROSPECTUS

PROSPECTUS

$100,000,000

Common Stock

Preferred Stock

Warrants

Units

Up to 500,000 Shares of Common Stock

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common stock, preferred stock, warrants, or a combination of these securities, or units, for an aggregate initial offering price of up to $100,000,000. This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

This prospectus also relates to the offer and resale, from time to time, of up to 500,000 shares of our common stock. We will not receive any proceeds from the resale of the shares of our common stock by the selling stockholder named herein. The selling stockholder may offer shares of our common stock from time to time in a number of different ways and at varying prices. For more information on possible methods of offer and sale by the selling stockholder, refer to the section of this prospectus entitled “Plan of Distribution.”

We will not receive any proceeds from the sale of shares of common stock by the selling stockholder. The selling stockholder will be responsible for any commissions due to brokers, dealers or agents. We will be responsible for all other offering expenses.

Our common stock is traded on the Nasdaq Capital Market under the symbol “CODA.” On March 27, 2026, the closing sale price of our common stock on the Nasdaq Capital Market was $11.39 per share. We will apply to list any shares of common stock sold by us under this prospectus and any prospectus supplement on the Nasdaq Capital Market. The prospectus supplement will contain information, where applicable, as to any other listing of the securities on the Nasdaq Capital Market or any other securities market or exchange covered by the prospectus supplement.

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 4. We urge you to carefully read this prospectus, together with the documents we incorporate by reference, describing the terms of these securities before investing.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer the securities directly or through agents or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of the securities their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. We can sell the securities through agents, underwriters or dealers only with delivery of a prospectus supplement describing the method and terms of the offering of such securities. See “Plan of Distribution.”

This prospectus is dated March 30, 2026

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with any other information. If anyone provides you with different or inconsistent information, you should not rely on it.

This prospectus and any prospectus supplement are not an offer to sell, nor a solicitation of an offer to buy, securities in any jurisdiction where the offer or sale of such securities is not permitted. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of those documents or any prospectus supplement. You should not assume that the information contained in the documents incorporated by reference in this prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one of more offerings up to a total dollar amount of proceeds of $100,000,000. This prospectus describes the general manner in which our securities may be offered by this prospectus. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. The prospectus supplement that contains specific information about the terms of the securities being offered may also include a discussion of certain U.S. Federal income tax consequences and any risk factors or other special considerations applicable to those securities. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with the additional information described under “Where You Can Find More Information” before buying any securities in this offering.

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PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth under the section titled “Risk Factors” in this prospectus, as well as other information in this prospectus, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results, and financial condition, as well as adversely affect the value of an investment in our securities.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “Coda Octopus,” “we,” “us,” “our,” or similar references mean Coda Octopus Group, Inc. and our subsidiaries.

Company Overview

We operate three distinct business segments through our wholly owned subsidiaries:

●	the Marine Technology Business;

●	Acoustic Sensors and Materials Business; and

●	the Defense Engineering Services Business.

Marine Technology Business

Our imaging sonar series which is marketed under the name Echoscope®, Echoscope PIPE® and Echoscope PIPE NANO Gen Series® are used primarily in the underwater construction, offshore renewables, and offshore oil and gas, complex underwater mapping, salvage operations, dredging, bridge inspection, navigation of underwater hazard, port and harbor security, ship hull scanning, mining, commercial and defense diving, robotics, autonomous underwater vehicle market, marine sciences sectors and more broadly applications for real time 3D monitoring, inspection and visualization underwater. Uniquely, the Echoscope® technology is a single sensor for multiple underwater applications that can be used to image in 3D, moving objects in zero visibility water conditions. Competing technologies such as the multibeam is intended for mapping the seabed. However, they are not designed for imaging moving objects.

Our diving technology marketed under the name “CodaOctopus® DAVD” targets the global defense and commercial diving markets. We have two variants of the DAVD, (the tethered and untethered variants). The tethered variant is used with a connection to a surface vessel, and the untethered variant is not connected to a surface mothership for air supply. The target market for the untethered variant is the military and special forces operations divers.

The DAVD solution has the potential to radically change how diving operations are performed globally because it delivers real time information simultaneously to the divers underwater and their surface-based dive supervisors. The DAVD Head- Up Display (“HUD”) is used as a data portal for the diver while underwater. Various types of information are displayed to the diver in the HUD in real time, thereby increasing the capability of the interaction between the diver and the dive supervisor and therefore the overall effectiveness of the dive operations. When paired with our Echoscope® technology it forms a comprehensive solution for diving in zero-visibility water conditions, which is one of the biggest challenges for diving operations.

The DAVD untethered solution (“DUS”) is designed for the Defense and Military market where diving is performed without connection to a surface vessel. These divers typically perform special forces operations, mine detection and clearance or reconnaissance and surveillance. Similar to the tethered variant, the DAVD HUD is used for displaying a range of mission-related information to the diver.

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DAVD’s concept of using a pair of glasses, which is capable of augmented reality display, inside the face mask, helmet or other diving suits is protected by a patent. The Company has an exclusive license to exploit this utility patent.

The Marine Technology Business operates through the Company’s wholly owned subsidiaries Coda Octopus Products, Inc., (Orlando), Coda Octopus Products Ltd (UK), Coda Octopus Products A/S (Denmark).

Acoustics Sensors and Materials Business

The Company acquired Precision Acoustics Limited (“PAL”) on October 29, 2024. PAL is a supplier of acoustic sensors materials, and consultancy services in the field of acoustics. PAL serves a broad base of markets such as the medical, subsea, defense, universities and research and development institutes. PAL also performs calibration services for medical devices and is accredited to ISO/IEC 17025 standard. PAL is one of only two organizations in the United Kingdom with this certification, alongside the National Physical Laboratory (NPL). Globally, only a handful of facilities hold ISO/IEC 17025 accreditation for these measurements. Ultrasonic free-field sensitivity calibration is critical for markets that require precision ultrasonic measurement, strict safety compliance, and full metrological traceability. These include regulated and high-risk applications, such as diagnostic and therapeutic medical ultrasound and defense and underwater acoustics, where free-field calibration is essential to ensure accurate beam sensitivity and minimal interference. PAL’s operations are based in the United Kingdom.

Defense Engineering Services Business (Services Segment)

Our Defense Engineering Services Businesses are suppliers of embedded solutions and sub-assemblies which they design, manufacture and sell as a component of mission critical integrated defense systems. The Defense Engineering Services Business established its business in 1977 and has been supporting a number of significant defense programs for over 40 years, including Raytheon’s Close in Weapon Support (CIWS) and Northrop Grumman’s Mine Hunting Systems Program (AQS-24). The Defense Engineering Services business model entails engineering components for integration into broader defense programs, such as the CIWS program. Typically, they are contracted to develop and supply prototypes units which are validated for broader integration into these Defense programs and thereafter, subject to meeting the acceptance criteria, these lead to contracts for manufacture, repair and upgrade for the life of the program, which can span decades. We enjoy sole source status for the parts that we design and supply into these programs. This business model ensures recurring and long tail revenues. Coda Octopus Engineering, Inc. and Coda Octopus Martech Ltd, qualify as small businesses. This opens opportunities under state requirements to collaborate with Prime Defense Contractors on these programs. A significant part of the revenue generated by the Defense Engineering Services Business is highly concentrated and is usually derived from a small number of prime defense contractors such as Raytheon, Northrop, Atlas Electronics or Thales Underwater. In any one financial year, between 20% to 30% of our consolidated revenues may be derived from these customers either alone or collectively.

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CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements and information in this prospectus, and certain oral statements made from time to time by our representatives, may constitute “forward-looking statements.” The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “outlook,” “estimate,” “potential,” “continues,” “may,” “will,” “seek,” “approximately,” “predict,” “anticipate,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that the future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenues and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Known material factors that could cause our actual results to differ from those in the forward-looking statements are described in “Risk Factors” below. Among those factors that could cause actual results to differ materially are:

●	The price of commodities, in particular in the oil and gas sector;

●	Our ability to maintain our competitive edge relating to our patented real time sonar 3D technology;

●	The allocation of funds to defense procurement by governments in the United States and the United Kingdom;

●	Volatility of the currency markets;

●	Global-political uncertainties affecting the markets into which we sell our goods and services;

●	Global trends which make certain geographical regions more competitive in providing engineering solutions because of lower labor costs (e.g. India and China);

●	Our ability to compete with larger companies for certain specialized electronic engineering skills;

●	The availability of financial resources to advance our flagship technology at the commercially appropriate pace required to capture new markets and increase our sales which could facilitate new entrants to the market;

●	The inherent uncertainty of the technology space due to the fast pace of innovations:

●	The loss of our largest customers, or significant reduction in purchases by our largest customers;

●	The availability of external sources of capital; and

●	Volatility in the capital and credit markets.

These forward-looking statements are largely based on our expectations and beliefs concerning future events, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. If one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results may differ materially from those described in any forward-looking statement.

Although we believe our estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. Our assumptions about future events may prove to be inaccurate. We caution you that the forward-looking statements contained in this prospectus are not guarantees of future performance, and we cannot assure you that those statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements. When considering forward-looking statements, you should also keep in mind the factors listed in the section entitled “Risk Factors” included in this prospectus and disclosures made in the documents incorporated by reference into this prospectus, including our Annual Report on Form 10-K for the fiscal year ended October 31, 2025, filed with the SEC on January 29, 2026, as amended on February 26, 2026, and our Quarterly Report on Form 10-Q for the period ended January 31, 2026, as filed with the SEC on March 17, 2026 and our subsequent SEC filings. All forward-looking statements speak only as of the date of this prospectus. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully review and consider the risk factors in this prospectus or incorporated by reference into this prospectus to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), before acquiring any of such securities in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition, results of operations, or prospects could be materially adversely affected by any of these risks. The occurrence of any of these risks might result in the trading price of our securities to decline or cause you to lose all or part of your investment in the offered securities. Please read “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to Our International Operations and Trade Policy

We generate a significant portion of our revenue from international sales, including substantial sales into the United States. Changes in trade policies, including the imposition of tariffs and other monetary trade barriers, have created uncertainty in the global trade environment and increased the cost of certain products that we import into the United States.

Certain of our products sold in the U.S. market are manufactured in the United Kingdom and are subject to a tariff when imported into the United States at rates that are subject to change at any time. For fiscal year 2025, approximately 32% of the revenue generated by our Marine Technology Business was derived from sales made in the United States that were subject to tariffs. In addition, approximately 18.9% of PAL’s sales were made to customers in the United States and were also subject to tariffs.

The imposition or increase of tariffs, changes in trade agreements, retaliatory trade measures, or other protectionist policies could further increase our costs, reduce demand for our products, negatively impact our margins, or otherwise adversely affect our business, financial condition, and results of operations. We may not be able to fully offset the impact of such tariffs through price increases, cost reductions, supply chain adjustments, or other measures. Continued uncertainty regarding trade policies may also cause our customers to delay purchasing decisions or seek alternative suppliers, which could have a material adverse effect on our business.

Changes in Government Funding and Policy for Offshore Renewable Energy Projects Could Adversely Affect Our Rental Revenue

Our Core Business revenue mix consists of both outright product sales and equipment rentals. Rentals represent an important component of our revenue and are largely driven by offshore development projects, including the installation of subsea infrastructure cables and the inspection, maintenance and remediation of subsea assets. We are typically engaged by major offshore service providers to supply our Echoscope technology and related support services, including offshore engineering personnel, training and technical assistance, in connection with such projects.

Recent changes in U.S. Administration policy relating to funding and support for offshore renewable energy programs have resulted in reduced activity levels for certain offshore wind and other renewable energy developments in the United States. As a result, we have experienced decreased demand from certain European customers that had previously been selected for development of offshore renewable energy projects in the United States. This reduction in project activity has led to underutilization of certain of our rental assets.

If current policies persist, are expanded, or are further modified in a manner that reduces government funding, incentives or regulatory support for offshore renewable energy projects, demand for our rental equipment and related services could continue to decline. Reduced utilization of our rental fleet may adversely impact our revenue, margins and return on invested capital, and could have a material adverse effect on our business, financial condition and results of operations.

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We Are Subject to Risks Associated with Foreign Currency Exchange Rate Fluctuations

We are exposed to foreign currency exchange rate risks as a result of our international operations. Our operations are primarily conducted in the United States, the United Kingdom and Denmark, and a significant portion of our consolidated net revenues is generated outside the United States by our foreign subsidiaries in the United Kingdom and Denmark. For fiscal year 2025, our foreign subsidiaries generated $17,596,977 in revenue, representing approximately 66.2% of our consolidated revenue. In addition, a substantial portion of our assets and liabilities are denominated in British Pounds, Danish Kroner and Euros.

For financial reporting purposes, assets and liabilities of our foreign subsidiaries are translated into U.S. dollars at the exchange rate in effect as of the balance sheet date, while revenues and expenses are translated at the average exchange rates in effect during the applicable reporting period. As a result, fluctuations in exchange rates, particularly between the U.S. dollar and the British Pound, Danish Kroner and Euro, may cause significant variations in our reported revenues, expenses, assets and liabilities from period to period. Such fluctuations may positively or negatively affect our financial results and could cause volatility in our consolidated financial statements.

In fiscal year 2025, for purposes of reporting revenue and expenses, the British Pound and Danish Kroner appreciated against the U.S. dollar by approximately 2.3% and 2.1%, respectively, compared to fiscal year 2024. For purposes of reporting assets and liabilities, the British Pound and Danish Kroner appreciated against the U.S. dollar by approximately 2.4% and 6.5%, respectively, compared to fiscal year 2024. Future exchange rate movements may be more significant and could have a material adverse effect on our results of operations and financial condition.

We also hold cash and cash equivalents denominated in foreign currencies. When the U.S. dollar strengthens relative to these currencies, the U.S. dollar value of such cash and cash equivalents, when translated, decreases, which may adversely affect our reported liquidity and financial position. Conversely, a weakening of the U.S. dollar may increase the translated value of such balances.

In addition, because we sell our goods and services globally, fluctuations in the exchange rates between our customers’ local currencies and our functional currencies may affect demand for our products and services. If a customer’s local currency weakens relative to the currency in which we price our products, our products may become more expensive and less competitive in those markets. For example, Japan is a significant strategic market for our Echoscope® technology, and the depreciation of the Japanese Yen has adversely affected demand for our products in Japan during fiscal year 2025. Continued volatility in foreign currency markets could have a material adverse effect on our business, financial condition and results of operations.

Geopolitical Tensions and Export Controls Could Adversely Affect Our Access to Key Markets, Including China

We sell our products globally, including increasingly into Asia, which has historically represented one of the fastest growing regions for our technology and solutions. Changes in the political and trade policies of the United States and the United Kingdom toward China directly affect our ability to sell products to customers based in China.

Certain of our products, including our real-time 3D sonars depth-rated above 300 meters and our inertial navigation and attitude measurement sensors (F280® series), are subject to export control regulations for certain countries, including China, and therefore require export licenses. In addition, a number of Chinese entities have been placed on restricted party lists maintained by the U.S. Department of Commerce’s Bureau of Industry and Security, under which there is a presumption of denial for the issuance of export licenses. The United Kingdom government has generally aligned its policies with those of the United States and has also declined to grant export licenses for certain end users in China.

As a result, our ability to access the Chinese market may be significantly curtailed. The inability to obtain required export licenses, delays in the licensing process, or the expansion of export control restrictions could materially reduce our sales into China and other affected jurisdictions. China is the world’s second-largest economy and has one of the largest planned and funded investment programs for offshore renewable energy projects, a key end market for our technology in China. Following substantial business development efforts, we had begun to experience sustained and credible growth in this market. However, given the current geopolitical environment and regulatory constraints, we do not expect increased sales in China in the near term.

Moreover, continued restrictions on the export of advanced technologies to China may encourage the development of alternative domestic suppliers or competing technologies, potentially increasing long-term competitive pressures. The loss of, or significant limitation on, access to China as a trading partner could have a material adverse effect on our revenues, growth strategy, business, financial condition and results of operations.

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Global Instability and Armed Conflicts May Disrupt Our Operations and Reduce Demand

Ongoing geopolitical tensions and armed conflicts in various regions of the world contribute to global economic and political instability. Such conflicts may disrupt global supply chains, shipping routes and logistics networks, increase commodity and transportation costs, contribute to inflationary pressures and create volatility in financial markets. These conditions may reduce customer spending, delay or cancel offshore energy and infrastructure projects, and negatively affect demand for our products and services.

In addition, supply chain disruptions or restrictions on the movement of goods could impair our ability to source components, manufacture products, or deliver equipment to customers on a timely basis. Any of these factors could have a material adverse effect on our business, financial condition and results of operations.

Increases in the Cost and Availability of Semiconductors and Other Key Components Could Adversely Affect Our Business

Our business depends on the availability of semiconductors, chips, processors and other electronic components that are incorporated into our products. In recent periods, increased global demand for advanced computing hardware, including demand driven by artificial intelligence (“AI”) applications and data center expansion, has contributed to pricing pressures and supply constraints for certain components such as semiconductors, processors, and memory and storage devices which are key to our products and product development requirements.

Significant increases in the cost of chips, processors and other raw materials, whether due to AI-related demand, supply chain disruptions, geopolitical factors, capacity limitations or other market dynamics, may increase our production costs which in turn could make our products and solutions commercially unviable and uncompetitive. If we are unable to secure sufficient quantities of required components on commercially reasonable terms, we may experience delays in manufacturing and product delivery.

We may not be able to fully offset increased input costs through price increases or other cost-control measures without adversely affecting customer demand. As a result, rising component costs could reduce our gross margins, make our products less price-competitive in certain markets and negatively impact our revenues and profitability. Continued volatility in semiconductor, processor and memory storage devices pricing and availability could have a material adverse effect on our business, financial condition and results of operations.

Our Business May Be Adversely Affected by Skill Shortages, Increased Labor Costs and Inflationary Pressures

We are experiencing shortages of skilled personnel in critical areas, including specialized electronic engineering, software development and other technical disciplines. Inflationary conditions in the countries in which we operate, combined with a competitive labor market, have increased compensation expectations and made it more difficult to attract and retain qualified personnel.

As a smaller company, we may face particular challenges in competing for highly specialized engineering and technology talent, as larger organizations may offer more competitive compensation packages, broader benefits and greater perceived career opportunities. As a result, we may be unable to recruit or retain employees with the necessary skills and experience on commercially reasonable terms, or at all.

In addition, a competitive labor market may result in increased employee turnover, which can disrupt our operations, delay product development and delivery, increase recruitment and training costs, and result in the loss of institutional knowledge and customer relationships. Inflationary pressures may also increase our overall operating costs, including wages, benefits, energy, logistics and other expenses.

If we are unable to effectively manage rising labor and operating costs, maintain adequate staffing levels, or attract and retain key personnel, our productivity, innovation capabilities, customer service and overall competitiveness may be adversely affected. Any of these factors could have a material adverse effect on our business, financial condition and results of operations.

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Rapid Technological Change and Innovation May Adversely Affect Our Competitive Position

A significant portion of our growth strategy is based on our flagship real-time volumetric imaging sonar technology, Echoscope®, and our DAVD solution. The markets in which we operate are characterized by rapid technological change, evolving industry standards and continuous innovation, including advancements in artificial intelligence (“AI”), sensor technologies, data processing capabilities and alternative imaging solutions.

We cannot provide assurance that we will be able to maintain our technological leadership or that competing technologies will not emerge that offer superior performance, cost advantages or broader market acceptance. Advances in AI, automation, machine vision or other emerging technologies may alter customer requirements or reduce demand for certain aspects of our existing solutions. In addition, new entrants or established competitors with greater financial, technical or marketing resources may develop products that are more competitive than ours.

For example, lidar and photogrammetry technologies have entered the subsea market and may be adopted for certain underwater applications. Although these technologies have limitations in subsea environments, including reduced effectiveness in zero-visibility conditions and challenges in generating volumetric imaging or real-time monitoring of moving objects underwater, further advancements could enhance their capabilities or reduce their current limitations. If alternative technologies improve to the point where they are perceived as comparable or superior to our solutions in performance, cost or reliability, demand for our products could decline.

Our future success depends on our ability to anticipate technological trends, continue to invest in research and development, enhance existing products and successfully introduce new solutions that meet evolving customer needs and diversify our technology portfolio. Failure to do so could result in reduced market share, pricing pressures and a material adverse effect on our business, financial condition and results of operations.

U.S. Government Shutdowns and Reliance on Continuing Resolutions Could Adversely Affect Our Defense-Related Revenue and Change Spending Priorities

We supply products and services to customers participating in U.S. government and defense programs. U.S. government shutdowns, delays in the adoption of annual appropriations legislation and the funding of programs through continuing resolutions (“CRs”) have adversely affected, and may continue to adversely affect, our business.

During periods in which the U.S. government is shut down or operating under a CR, certain defense programs on which we rely may remain unfunded or receive only limited incremental funding. As a result, contract awards, option exercises, procurement actions and program start-ups may be delayed or deferred. We experienced a reduction in order intake in our fourth quarter FY2025 and first quarter FY2026 as a result of reduced funding caused by the use of CRs, and we expect that such uncertainty may continue until line item appropriations under the federal budget are made.

While CRs generally provide funding for existing programs at prior-year levels, they typically restrict the initiation of new programs or increases in funding for existing programs. As a result, opportunities associated with new program awards or expansions of existing programs may be delayed or significantly slowed. Prolonged reliance on CRs, future government shutdowns, or broader fiscal uncertainty could materially reduce the timing and amount of orders we receive from customers engaged in U.S. defense programs. Any significant disruption or delay in government funding could have a material adverse effect on our order intake, revenues, cash flows, business, financial condition and results of operations.

The Loss of Key Senior Management or the Failure to Hire and Retain Highly Skilled Personnel

Our success depends significantly on the continued services and performance of our senior management team and other key personnel, including our Chief Executive Officer and our President of Technology. We do not maintain “key person” life insurance for any of our executive officers or other employees. The loss of the services of any member of senior management or other key personnel, whether due to retirement, resignation, incapacity or otherwise, could disrupt our operations, delay the development and execution of our strategic objectives, and negatively impact our business, financial condition and results of operations.

We also rely on highly skilled personnel within our innovation team who possess extensive, specialized and concentrated knowledge of our innovations and technologies. Some of these individuals are at or near retirement age. The loss of these individuals without adequate knowledge transfer or succession planning could result in the loss of critical institutional knowledge, impair our ability to maintain and further develop our products and technologies, and adversely affect our competitive position.

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Competition for qualified personnel in the industries in which we operate is intense. We compete for software engineers, analogue hardware engineers, computer scientists and other technical professionals. Our ability to attract and retain such personnel may be adversely affected by factors such as compensation pressures, competing employment opportunities and evolving employee preferences. In addition, due to the nature of our work, we are generally unable to offer remote working arrangements, which are increasingly sought after by employees. If we are unable to attract, integrate, motivate and retain qualified personnel on acceptable terms, our business, financial condition and results of operations could be materially adversely affected.

We are dependent on new products

Our future revenue stream depends to a large degree on our ability to bring new products to market on a timely basis. We must continue to make significant investments in research and development in order to continue to develop new products, enhance existing products and achieve market acceptance of such products. We may incur problems in the future in innovating and introducing new products. Our development stage products may not be successfully completed or, if developed, may not achieve significant customer acceptance. If we were unable to successfully define, develop and introduce competitive new products, and enhance existing products, our future results of operations would be adversely affected. Development and manufacturing schedules for technology products are difficult to predict, and we might not achieve timely initial customer shipments of new products. The timely availability of these products in volume and their acceptance by customers are important to our future success. A delay in new product introductions could have a significant impact on our results of operations.

If the protection of our intellectual property rights is inadequate, our ability to compete successfully could be impaired.

We have a number of patents. We regard our intellectual property as critical to our business. We rely on a combination of patent, trademark and trade secret protection to protect our proprietary rights. Nevertheless, the steps we take to protect our proprietary rights may be inadequate. Detection and elimination of unauthorized use of our products is difficult. We may not have the means, financial or otherwise, to prosecute infringing uses of our intellectual property by third parties. Further, effective patent, trademark, service mark, copyright and trade secret protection may not be available in every country in which we will sell our products and offer our services. If we are unable to protect or preserve the value of our patents, trademarks, copyrights, trade secrets or other proprietary rights for any reason, our business, operating results and financial condition could be harmed.

Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims that our products infringe upon the proprietary rights of others or that proprietary rights that we claim are invalid. Litigation could result in substantial costs and diversion of resources and could harm our business, operating results and financial condition regardless of the outcome of the litigation.

Other parties may assert infringement or unfair competition claims against us. We cannot predict whether third parties will assert claims of infringement against us, or whether any future claims will prevent us from operating our business as planned. If we are forced to defend against third-party infringement claims, whether they are with or without merit or are determined in our favor, we could face expensive and time-consuming litigation, which could distract technical and management personnel. If an infringement claim is determined against us, we may be required to pay monetary damages or ongoing royalties. Further, as a result of infringement claims, we may be required, or deem it advisable, to develop non-infringing intellectual property or enter into costly royalty or licensing agreements. Such royalty or licensing agreements, if required, may be unavailable on terms that are acceptable to us, or at all. If a third party successfully asserts an infringement claim against us and we are required to pay monetary damages or royalties or we are unable to develop suitable non-infringing alternatives or license the infringed or similar intellectual property on reasonable terms on a timely basis, it could significantly harm our business.

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Our Products May Contain Errors or Defects, which Could Result in Damage to Our Reputation, Lost Revenues, Diverted Development Resources and Increased Service Costs, Warranty Claims and Litigation.

Our devices are complex and must meet stringent requirements. We must develop our products, particularly software associated with these products, quickly to keep pace with the rapidly changing market, and we have a history of frequently introducing new products. Products and services as sophisticated as ours could contain undetected errors or defects, especially when first introduced or when new models or versions are released.

We typically warrant to our customers that our products will be free of defect for twelve months from the shipment date. If invoked, these clauses may entitle the customer to a product return for repair or obtain a replacement item.

In addition, correcting problems in our products may require us to expend significant amounts of capital and other resources. As a smaller sized company, we are often understaffed, especially in the field of R&D. When our products contain defects, we may need to divert resources from other ongoing projects resulting in setbacks that other larger companies may be better equipped to deal with.

In general, our products may not be free from errors or defects after commercial shipments have begun, which could result in damage to our reputation, lost revenues, diverted development resources, increased customer service and support costs and warranty claims which could harm our business, results of operations and financial condition.

Government regulation and legal uncertainties may harm our business.

Some of our products may be subject to export controls imposed by the countries in which we operate such as the United States, United Kingdom or Denmark. Changes in our products or changes in export and import regulations may create delays in the introduction of our products in international markets, prevent our customers with international operations from deploying our products throughout their global systems or, in some cases, prevent the export or import of our products to certain countries altogether. Any change in export or import regulations or related legislation, shift in approach to the enforcement or scope of existing regulations or change in the countries, persons or technologies targeted by these regulations could result in decreased use of our products by, or in our decreased ability to export or sell our products to, existing or potential customers with international operations.

As a U.S. corporation with international operations, we are subject to the U.S. Foreign Corrupt Practices Act and other similar foreign anti-corruption laws, as well as other laws governing our operations. If we fail to comply with these laws, we could be subject to civil or criminal penalties, other remedial measures, and legal expenses, which could adversely affect our business, financial condition, and results of operations.

For the fiscal year ended October 31, 2025, 66.2% of our revenues were generated outside the United States through our wholly owned subsidiaries. Our operations are subject to anti-corruption laws, including the U.S. Foreign Corrupt Practices Act (“FCPA”), and other foreign anti-corruption laws that apply in countries where we do business. The FCPA and these other laws generally prohibit us and our employees and intermediaries from offering, promising, authorizing, or making payments to government officials or other persons to obtain or retain business or gain some other business advantage. In addition, we cannot predict the nature, scope, or effect of future regulatory requirements to which our international operations might be subject or the manner in which existing laws might be administered or interpreted. Operations outside of the U.S. may be affected by changes in trade production laws, policies, and measures, and other regulatory requirements affecting trade and investment.

We are also subject to other laws and regulations governing our international operations, including regulations administered by the U.S. Department of Commerce’s Bureau of Industry and Security, the U.S. Department of Treasury’s Office of Foreign Asset Control, and various non-U.S. government entities, including applicable export control regulations, economic sanctions on countries and persons, customs requirements, currency exchange regulations, and transfer pricing regulations (collectively, the “Trade Control Laws”).

Despite our compliance programs, there can be no assurance that we will be completely effective in ensuring our compliance with all applicable anti-corruption laws, including the FCPA or other legal requirements, or Trade Control Laws. If we are not in compliance with the FCPA and other foreign anti-corruption laws or Trade Control Laws, we may be subject to criminal and civil penalties, disgorgement, and other sanctions and remedial measures, and legal expenses, which could have an adverse impact on our business, financial condition, results of operations and liquidity. Likewise, any investigation of any potential violations of the FCPA, other anti-corruption laws, or Trade Control Laws by the U.S. or foreign authorities could also have an adverse impact on our reputation, business, financial condition, and results of operations.

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If we are unable to effectively compete, our business and operating results could be negatively affected.

We face substantial competition in the markets in which we operate. Many of our competitors are large public and private companies that have longer operating histories and significantly greater financial, technical, marketing, and other resources than we have. As a result, these competitors are able to devote greater resources than we can to the development, promotion, sale, and support of their products. In addition, the market capitalization and cash reserves of several of our competitors are much larger than ours, and, as a result, these competitors are much better positioned than we are to exploit markets, develop new technologies, and acquire other companies in order to gain new technologies or products. There can be no assurance that existing or new competitors will not develop technologies that are superior to or more commercially acceptable than our existing and planned technologies and products or that competition in our industry will not lead to reduced prices for our products. If we are unable to successfully compete with existing companies and new entrants to the markets we compete in, our business, results of operations, and financial condition could be adversely affected.

Litigation may adversely affect our business, financial condition, and results of operations.

From time to time in the normal course of business operations, we may become subject to litigation that may result in liability material to our financial statements as a whole or may negatively affect our operating results if changes to our business operations are required. The cost to defend such litigation may be significant and is subject to inherent uncertainties. Insurance may not be available at all or in sufficient amounts to cover any liabilities with respect to these or other matters. There also may be adverse publicity with litigation that could negatively affect customer perception of our business, regardless of whether the allegations are valid or whether we are ultimately found liable. An adverse result in any such matter could adversely impact our operating results or financial condition. Additionally, any litigation to which we are subject could also require significant involvement of our senior management and may divert management’s attention from our business and operations.

We could be negatively impacted by a security breach, through cyber attack, cyber intrusion or otherwise, or other significant disruption of our IT networks and related systems.

We face the risk, as does any company, of a security breach, whether through cyber attack or cyber intrusion over the Internet, malware, computer viruses, attachments to e-mails, persons inside our organization or with access to systems inside our organization, or other significant disruption of our IT networks and related systems. We face an added risk of a security breach or other significant disruption of the products that we develop, install, operate and maintain for certain of our customers, which may involve managing and protecting information relating to national security and other sensitive government functions. The risk of a security breach or disruption, particularly through cyber attack or cyber intrusion, including by computer hackers, foreign governments and cyber terrorists, has increased as the number, intensity and sophistication of attempted attacks and intrusions from around the world have increased. As a technology-based solutions provider, we face a heightened risk of a security breach or disruption from threats to gain unauthorized access to our and our customers’ proprietary or classified information on our IT networks and related systems. These types of information and IT networks and related systems are critical to the operation of our business and essential to our ability to perform day-to-day operations, and, in some cases, are critical to the operations of certain of our customers. Although we make significant efforts to maintain the security and integrity of these types of information and IT networks and related systems and have implemented various measures to manage the risk of a security breach or disruption, there can be no assurance that our efforts and measures will be effective or that attempted security breaches or disruptions would not be successful or damaging. Even the most well protected information, networks, systems and facilities remain potentially vulnerable because attempted security breaches, particularly cyber attacks and intrusions, or disruptions will occur in the future, and because the techniques used in such attempts are constantly evolving and generally are not recognized until launched against a target, and in some cases are designed not to be detected and, in fact, may not be detected. In some cases, the resources of foreign governments may be behind such attacks due to the nature of our business and the industries in which we operate. Accordingly, we may be unable to anticipate these techniques or to implement adequate security barriers or other preventative measures, and thus it is virtually impossible for us to entirely mitigate this risk. A security breach or other significant disruption involving these types of information and IT networks and related systems could:

●	Disrupt the proper functioning of these networks and systems and, therefore, our operations and/or those of certain of our customers;

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●	Result in the unauthorized access to, and destruction, loss, theft, misappropriation or release of, proprietary, confidential, sensitive or otherwise valuable information of ours, our customers or our employees, including trade secrets, which could be used to compete against us or for disruptive, destructive or otherwise harmful purposes and outcomes;

●	Compromise national security and other sensitive government functions;

●	Require significant management attention and resources to remedy the damages that result;

●	Subject us to claims for contract breach, damages, credits, penalties or termination; and

●	Damage our reputation with our customers (particularly agencies of the U.S. Government) and the public generally.

Any or all of the foregoing could have a negative impact on our business, financial condition, results of operations and cash flows.

Risks Related to an Investment in our Securities

The price of our Common Stock has been, and may continue to be, subject to substantial volatility.

Broad market fluctuations or fluctuations in our operations may adversely affect the price of our Common Stock. The market for our Common Stock is volatile, the bid-ask spread is often large, and the trading volume and activity can be low and sporadic. The price of our Common Stock may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	volatility in the trading markets generally and in our particular market segments;

●	limited trading of our Common Stock;

●	actual or anticipated fluctuations in our results of operations;

●	the financial projections we may provide to the public, any changes in these projections, or our failure to meet these projections;

●	announcements regarding our business or the business of our customers or competitors;

●	changes in accounting standards, policies, guidelines, interpretations, or principles;

●	actual or anticipated developments in our business or our competitors’ businesses or the competitive landscape generally;

●	developments or disputes concerning our intellectual property or our offerings, or third-party proprietary rights;

●	announced or completed acquisitions of businesses or technologies by us or our competitors;

●	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

●	any major change in our management;

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●	sales of shares of our Common Stock by us or our stockholders;

●	lawsuits threatened or filed against us; and

●	other events or factors, including those resulting from war, incidents of terrorism, or responses to these events.

Statements of, or changes in, opinions, ratings, or earnings estimates made by brokerage firms or industry analysts relating to the markets in which we operate or expect to operate could have an adverse effect on the market price of our Common Stock. In addition, the stock market as a whole, as well as our particular market segment, have from time to time experienced extreme price and volume fluctuations, which may affect the market price for the securities of many companies, and which often have appeared unrelated to the operating performance of such companies.

Although our shares are publicly traded on the Nasdaq Capital Market, the trading market for shares of our Common Stock has been inconsistent with wide fluctuations in the trading volume. There are periods where the trading volume is extremely low and somewhat limited, which could negatively affect our stockholders’ ability to sell their shares of our Common Stock at the time and price they desire.

We do not currently pay dividends on our Common Stock, and do not anticipate paying dividends in the foreseeable future.

Our Board has never declared a dividend on our Common Stock and we do not anticipate paying dividends on our Common Stock in the foreseeable future. We intend to retain our cash and future earnings, if any, to fund our business plan. Our future dividend policy is within the discretion of our Board and will depend upon various factors, including our business, financial condition, results of operations, and capital requirements. Therefore, we cannot offer any assurance that our Board will determine to pay special or regular dividends in the future. Unless our Board determines to pay dividends, stockholders will be required to look to appreciation of our Common Stock to realize a gain on their investment. There can be no assurance that this appreciation will occur.

Our Principal Stockholders Own a Significant Percentage of Our Common Stock and May Be Able to Influence or Control Matters Submitted to Stockholders.

Our directors, executive officers and principal stockholders (stockholders who beneficially own more than 5% of our outstanding common stock) beneficially owned, in the aggregate, more than 50% of our outstanding common stock as of February 23, 2026. As a result, these stockholders, if acting together, could exert significant influence over, or effectively control, matters requiring stockholder approval, including the election of our board of directors and the approval of mergers, acquisitions, or other significant corporate transactions. This concentration of ownership may delay, deter or prevent a change in control of our company and may limit the ability of other stockholders to influence corporate matters, even if they believe such actions would be in their best interests.

We may issue additional shares of our Common Stock in the future, which could cause significant dilution to all stockholders.

We are authorized to issue 150,000,000 shares, par value $0.001 per share of common stock (the “Common Stock”) and 5,000,000 shares of preferred stock. As of March 15, 2026, there were 11,276,152 shares of Common Stock issued and outstanding. No series of preferred stock are currently designated. We may issue additional shares of Common Stock in the future in connection with a financing, acquisition, upon exercise of outstanding options, or in connection with the grant of restricted stock units. Any issuance of additional shares of our Common Stock, or equity securities convertible into our Common Stock, including, but not limited to, preferred stock, warrants, and options, will dilute the percentage ownership interest of all stockholders, may dilute the book value per share of our Common Stock, and may negatively impact the market price of our Common Stock.

Sales of a substantial number of shares of our Common Stock in the public market, or the perception that they may occur, may depress the market price of our Common Stock.

Of the total number of shares of Common Stock currently issued and outstanding, almost all are freely transferable or may be publicly resold pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted securities for at least six months, including our affiliates (subject to volume limitations), would be entitled to sell such securities, subject to the availability of current public information about the company. A person who has not been our affiliate at any time during the three months preceding a sale, and who has beneficially owned his shares for at least six months, would be entitled under Rule 144 to sell such shares without regard to any limitations under Rule 144. Under Rule 144, sales by our affiliates are subject to volume limitations, manner of sale provisions and notice requirements. The ability to sell shares of Common Stock to the public, whether pursuant to an effective registration statement, Rule 144, or an exemption from the registration requirements, may adversely affect the price of our Common Stock by creating an excessive supply, the scope or extent of which effect we cannot predict. Likewise, the ability for sale of substantial amounts of our Common Stock could reduce the prevailing market price.

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USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for our own account for general corporate purposes, including for general working capital purposes. We may also use a portion of the net proceeds to acquire or invest in businesses and products that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. The actual application of the net proceeds from the sale by us of any particular offering of securities using this prospectus will be described in the applicable prospectus supplement relating to such offering.

Shares of our Common Stock owned by the selling stockholder covered by this prospectus are being offered and sold by the selling stockholder for the selling stockholder’s own account. See “Selling Stockholders.” We will not receive any proceeds from these sales of our Common Stock. We will pay all of the fees and expenses incurred by us in connection with this registration. We will not be responsible for fees and expenses incurred by the selling stockholder or any underwriting discounts or agent’s commissions.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of all material characteristics of our capital stock as set forth in our Restated Certificate of Incorporation and our Bylaws. The summary does not purport to be complete and is qualified in its entirety by reference to our Restated Certificate of Incorporation and our Bylaws, and to the provisions of the Delaware General Corporation Law. We encourage you to review complete copies of our Restated Certificate of Incorporation and our Bylaws. You can obtain copies of these documents by following the directions outlined in “Where You Can Find More Information” elsewhere in this prospectus.

Our Restated Certificate of Incorporation authorizes us to issue up to 150,000,000 shares, par value $0.001 per share of common stock (the “Common Stock”) and 5,000,000 shares of preferred stock. As of March 15, 2026, there were 11,276,152 shares of Common Stock issued and outstanding. We have no shares of preferred stock issued or outstanding.

Common Stock

Holders of our common stock are entitled to one vote per share. Our Restated Certificate of Incorporation does not provide for cumulative voting. Subject to the rights of the holders of shares of any series of preferred stock then outstanding, holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board out of legally available funds. Subject to the rights of the holders of shares of any series of preferred stock then outstanding, upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all of our assets which are legally available for distribution, after payment of or provision for all liabilities. The holders of our common stock have no preemptive, subscription, redemption or conversion rights.

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Preferred Stock

We are authorized to issue 5,000,000 shares of Preferred Stock. No series of Preferred Stock have been designated and no shares of Preferred Stock are issued or outstanding.

Our Restated Certificate of Incorporation authorizes our board of directors to issue preferred stock from time to time with such designations, preferences, conversion or other rights, voting powers, restrictions, dividends or limitations as to dividends or other distributions, qualifications or terms or conditions of redemption as shall be determined by the Board of Directors for each class or series of stock. Preferred stock is available for possible future financings or acquisitions and for general corporate purposes without further authorization of stockholders unless such authorization is required by applicable law, the rules of the Nasdaq Capital Market or other securities exchange or market on which our stock is then listed or admitted to trading.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of the Company.

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. Such prospectus supplement will include:

●	the title and stated or par value of the preferred stock;

●	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

●	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

●	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

●	the provisions for a sinking fund, if any, for the preferred stock;

●	any voting rights of the preferred stock;

●	the provisions for redemption, if applicable, of the preferred stock;

●	any listing of the preferred stock on any securities exchange;

●	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price or the manner of calculating the conversion price and conversion period;

●	if appropriate, a discussion of Federal income tax consequences applicable to the preferred stock; and

●	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

The terms, if any, on which the preferred stock may be convertible into or exchangeable for our common stock will also be stated in the preferred stock prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option and may include provisions pursuant to which the number of shares of our common stock to be received by the holders of preferred stock would be subject to adjustment.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with any preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the securities warrants is not complete. You should refer to the securities warrant agreement, including the forms of securities warrant certificate representing the securities warrants, relating to the specific securities warrants being offered for the complete terms of the securities warrant agreement and the securities warrants. The securities warrant agreement, together with the terms of the securities warrant certificate and securities warrants, will be filed with the SEC in connection with the offering of the specific warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

●	the title of the warrants;

●	the aggregate number of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

●	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

●	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

●	the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	if appropriate, a discussion of Federal income tax consequences; and

●	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants for the purchase of common stock or preferred stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any securities warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the common stock or preferred stock purchasable upon exercise, including in the case of securities warrants for the purchase of common stock or preferred stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

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DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of shares of common stock, shares of preferred stock or warrants or any combination of such securities. The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

●	the terms of the units and of any of the common stock, preferred stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

SELLING STOCKHOLDERS

The “selling stockholder” named in this prospectus may sell shares of our Common Stock registered pursuant to the registration statement of which this prospectus forms a part. This prospectus covers the resale of 500,000 shares of Common Stock owned by the selling stockholder named in this prospectus.

The following table sets forth certain information provided to us by the selling stockholder with respect to the beneficial ownership of our Common Stock by the selling stockholder as of March 17, 2026. The following table assumes that the selling stockholder sells all shares registered herewith; however, we are unable to determine if and when sales will occur or the exact number of shares that will actually be sold. The percentage of shares beneficially owned following the offering is based on 11,276,152 shares outstanding at March 17, 2026, determined in accordance with Rule 13d-3 promulgated under the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose.

Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Number of Shares of Common Stock to be Sold Hereunder	Number of Shares of Common Stock Owned Following Offering	Percentage of Common Stock Owned Following Offering

Niels Sondergaard(1)	2,171,852	500,000	1,671,852	19.3%

(1)	Includes 126,371 shares held by Mr. Sondergaard’s spouse, Annmarie Gayle, the Company’s Chief Executive Officer. Mr. Sondergaard disclaims any beneficial ownership in those shares.

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PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold from time to time by us or by the selling stockholder:

●	to or through agents;

●	to or through underwriters;

●	to or through broker-dealers (acting as agent or principal);

●	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;

●	to holders of warrants upon exercise of such warrants;

●	directly to purchasers, through a specific bidding or auction process or otherwise;

●	through a combination of any such methods of sale; or

●	through any other methods described in a prospectus supplement.

A prospectus supplement with respect to a particular offering of securities will set forth the terms of the offering of those securities, including the following:

●	name or names of any underwriters, dealers or agents;

●	any public offering price, the purchase price of the securities and the estimated amount of net proceeds we or any selling stockholder will receive; or

●	any underwriting discounts and commissions allowed or reallowed.

As of the date of this prospectus, we have not been advised by the selling stockholder as to any plan of distribution. The selling stockholder may choose to sell some, all or none of the securities described in this prospectus. To the extent required, this prospectus may be amended or supplemented from time to time to describe a particular plan of distribution.

The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions and transactions on the Nasdaq or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

If agents are used in the sales of securities, agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

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If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. In connection with the sale of securities, we or the selling stockholders may compensate the underwriters in the form of underwriting discounts and commissions. The purchasers of the securities for whom the underwriters may act as agent may also pay them commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any underwriters to purchase the securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the securities if any are purchased.

If a dealer is used in the sale of the securities, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer involved in the offer or sale of securities, and the terms of the transactions and any commissions or discounts we grant to the dealer. Any dealer used in selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

We or the selling stockholder may designate underwriters or agents to solicit purchases of securities for the period of their appointment and to sell securities on a periodic basis, including pursuant to “at-the-market offerings” pursuant to the terms of a distribution agreement entered into with the underwriters or agents. If we or the selling stockholders engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell or the selling stockholders will sell, as applicable, the securities to or through one or more underwriters or agents. During the term of any such distribution agreement, securities may be sold on a daily basis in exchange transactions or otherwise as may be agreed with the underwriters or agents. The distribution agreement may provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding net proceeds or commissions to be paid are impossible to determine and will be described in the applicable prospectus supplement. The terms of each such distribution agreement will be set forth in more detail in the applicable prospectus supplement. Any named underwriters may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities and any such activities will be described in the applicable prospectus supplement relating to the transaction. To the extent that any named broker dealer or agent acts as agent on a best efforts basis pursuant to the terms of a distribution agreement, such broker dealer or agent will not engage in any such stabilization transactions.

We or the selling stockholders may directly solicit offers to purchase the securities and we or the selling stockholders may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

If indicated in the applicable prospectus supplement, agents, underwriters and dealers may be authorized to solicit offers to purchase securities from us or the selling stockholders at the public offering price set forth in the applicable prospectus supplement pursuant to securities purchase or delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth the commission payable for solicitation of the contracts.

Agents, underwriters and dealers may be entitled under agreements to indemnification by us and the selling stockholders against specified civil liabilities, including liabilities incurred under the Securities Act, or to contribution to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of such indemnification or contribution. Agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business for which they receive customary compensation.

If indicated in the applicable prospectus supplement, one or more firms may offer and sell securities in connection with a remarketing upon their purchase, in accordance with their terms, acting as principals for their own accounts or as agents. Any remarketing firm will be identified and the terms of its agreement, if any, will be described in the applicable prospectus supplement. We and the selling stockholders may be obligated to indemnify the remarketing firm against certain liabilities, including liabilities under the Securities Act, and the remarketing firm may engage in transactions with or perform services for us or our subsidiaries for customary compensation.

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Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time. If any such activities will occur, they will be described in the applicable prospectus supplement.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering.

The applicable prospectus supplement relating to each offering will set forth the anticipated date of delivery of the securities.

LEGAL MATTERS

Louis A. Brilleman, Esq. will pass upon the validity of the securities offered in this registration statement.

EXPERTS

The consolidated financial statements of the Company appearing in the Company’s Annual Report on Form 10-K for the years ended October 31, 2025 and October 31, 2024 have been audited by Frazier & Deeter, LLC, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, including any documents incorporated herein by reference, constitutes a part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act. This prospectus does not contain all the information set forth in the registration statement. You should refer to the registration statement and its related exhibits and schedules, and the documents incorporated herein by reference, for further information about our company and the securities offered in this prospectus. Statements contained in this prospectus concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of that document filed as an exhibit to the registration statement or otherwise filed with the SEC, and each such statement is qualified by this reference. The registration statement and its exhibits and schedules, and the documents incorporated herein by reference, are on file at the offices of the SEC and may be inspected without charge.

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We file annual, quarterly and current reports and other information with the SEC. You can read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at www.sec.gov.

Our home page is located at www.codaoctopusgroup.com. Our annual reports on Form 10-K, our quarterly reports on Form 10-Q, current reports on Form 8-K and other filings with the SEC are available free of charge through our web site as soon as reasonably practicable after those reports or filings are electronically filed or furnished to the SEC. Information on our web site or any other web site is not incorporated by reference in this prospectus and does not constitute a part of this prospectus unless specifically so designated and filed with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating by reference in this prospectus information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and supersede this information. The following documents, which have previously been filed by us with the SEC under the Exchange Act of 1934, are incorporated herein by reference:

●	our Annual Report on Form 10-K for the year ended October 31, 2025, filed on January 29, 2026, as amended on February 26, 2026;

●	our Quarterly Report on Form 10-Q for the period ended January 31, 2026, filed on March 17, 2026; and

●	a description of the Common Stock to be registered hereunder is set forth under the caption “Description of Registrant’s Securities to be Registered” in the Company’s Registration Statement on Form 10/A (File No. 000-52815) filed with the Securities and Exchange Commission on March 29, 2017, and any subsequent amendments or reports filed for the purpose of updating such description; and

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K) after the date of the initial registration statement and prior to the effectiveness of the registration statement and after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus incorporates documents by reference that are not delivered herewith. You may request a copy of these filings, which we will provide to you at no cost, by writing or telephoning us at the following address and telephone number:

Coda Octopus Group, Inc.

3300 S Hiawassee Rd., Suite 104-105

Orlando, Florida 32835

863-937-8985

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